CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT,MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT ANAPTYSBIO, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

AGREEMENT AND AMENDMENT NO. 1 TO THE
ROYALTY PURCHASE AGREEMENT
THIS AGREEMENT AND AMENDMENT NO. 1 (this “Amendment”) TO THE ROYALTY PURCHASE AGREEMENT, dated as of October 25, 2021 (the “Original Purchase Agreement”), is effective as of May 8, 2024 (the “Amendment Effective Date”) and is entered into by and between ANAPTYSBIO, INC., a Delaware corporation, as Seller (“Seller”), and SAGARD HEALTHCARE PARTNERS FUNDING BORROWER SPE 2, LP, a Delaware limited partnership (as assignee of Sagard Healthcare Partners (Delaware) II LP, a Delaware limited partnership, which was, in turn, assignee of Sagard Healthcare Royalty Partners, LP, a Cayman Islands exempted limited partnership), as Purchaser (“Purchaser”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Purchase Agreement (including as may be as ascribed to them in the License Agreement), except as otherwise set forth in Sections 2, 5 and 6 of this Amendment.
INTRODUCTION
WHEREAS, Seller and Purchaser previously entered into the Original Purchase Agreement pursuant to which Seller sold, transferred, assigned and conveyed to Purchaser, and Purchaser purchased, acquired and accepted from Seller, all of Seller’s right, title and interest in and to the Purchased Receivables, for the consideration and on the terms and subject to the conditions set forth in the Original Purchase Agreement;
WHEREAS, Seller and Purchaser now desire to amend the Original Purchase Agreement to, among other things, (i) eliminate the annual cap on the Royalty Payments contemplated by the definition of Specified Royalty Payments in the Original Purchase Agreement, (ii) expand the definition of Dostarlimab in the Original Purchase Agreement to include any Product containing dostarlimab, whether or not such Product constitutes a Combination Product, (iii) expand the definition of Receivables in the Original Purchase Agreement to reflect the changes described in clauses (i) and (ii) above (the incremental receivables included in such expanded definition of Receivables are referred to herein as the “Additional Receivables” and, to the extent comprising “Purchased Receivables” (after giving effect to this Amendment), the “Additional Purchased Receivables”), (iv) increase the Threshold Amount, and (v) reflect that Purchaser is purchasing such Additional Purchased Receivables; and
WHEREAS, Purchaser has provided Seller with Purchaser’s prior written consent under Section 6.23 of the Original Purchase Agreement permitting Seller to deliver the Licensee Letter Supplement (as defined below) to Licensee.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:
1.    Purchase and Sale; Amendment Purchase Price.
a.    Upon the terms and subject to the conditions of this Amendment, at the Amendment Closing (as defined below), Seller shall sell, transfer, assign and convey to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, free and clear of all liens and encumbrances (other than those created by Purchaser, if any), all of Seller’s right, title and interest in and to the Additional Purchased Receivables. It is understood and agreed that Purchaser shall not, by purchase of the Additional Purchased Receivables under this Amendment, acquire any assets or rights of Seller under, or relating to, the License Agreement other than those specified in the immediately preceding sentence and those specified in the first sentence of Section 2.1(a) of the Original Purchase Agreement.
b.    The purchase price for the Additional Purchased Receivables, which shall be due and payable at the Amendment Closing in accordance with Section 3(b) below, is $50,000,000 (the “Amendment Purchase Price”).
c.    Section 2.4 (Sale), Section 6.13 (Confidentiality) and Section 6.14 (Public Announcements; Use of Names) of the Original Purchase Agreement shall apply to this Amendment and disclosure of the terms hereof, including the Amendment Purchase Price, mutatis mutandis. It is understood and agreed that Seller has authorized Purchaser to file such financing statements (or amendments to existing financing statements) as Purchaser shall deem necessary or appropriate relating to the transactions contemplated by this Amendment (the forms of such additional financing statements and/or amendments to existing financing statements are attached hereto as Exhibit D and are referred to herein as the “2024 Financing Statements”).
2.    Representations and Warranties; Signing Deliverables.
a.    Except as set forth on, or disclosed in, Exhibit A attached hereto, Seller hereby represents and warrants to Purchaser that as of the Amendment Effective Date each of the representations and warranties (including, without limitation, the Fundamental Representations) of Seller contained in Article IV of the Original Purchase Agreement are true and correct in all respects as of the Amendment Effective Date as though made at and as of the Amendment Effective Date, after giving effect to each of the following:
i.    all references in such representations and warranties to “as of the date hereof” shall be deemed to instead refer to “as of the Amendment Effective Date”;
ii.    all references in such representations and warranties to “this Agreement”, “hereof”, “herein”, “hereby” or other words of similar import shall be deemed to instead refer to the Original Purchase Agreement as amended and modified by this Amendment (as if such amendments and modifications became effective on and as of the Amendment Effective Date);

iii.     the amendments set forth in Sections 5 and 6 below (including, without limitation, the amendments to the defined terms) that are to become effective upon the Amendment Closing, shall instead be deemed to be in effect on and as of the Amendment Effective Date;
iv. the reference in Section 4.2 of the Original Purchase Agreement to [***] shall be deemed to be deleted in its entirety;
v.    Section 4.4 of the Original Purchase Agreement shall be deemed to include the following sentence at the end thereof (with each term being as defined in this Amendment): “The execution, delivery and performance by Seller of the Amendment No. 1 and the Additional Bill of Sale, and the consummation of the transactions contemplated thereby, do not constitute a breach of or default under any provision of the Licensee Letter Supplement or the Licensee Letter Agreement.”;
vi. all references in Section 4.9(h) of the Original Purchase Agreement to “Specified Royalty Payments” shall be deemed to instead refer to “Royalty Payments”;
vii. the last sentence of Section 4.9(m) of the Original Purchase Agreement shall be deemed to instead read as “In addition, for the avoidance of doubt, all Net Sales of Dostarlimab will qualify for purposes of determining whether a Specified Milestone Payment is payable pursuant to Section 6.3 of the License Agreement, including Net Sales of combination products that contain both dostarlimab and another Development Antibody.”;
viii. the reference to “Purchase Price” in Section 4.10 of the Original Purchase Agreement shall be deemed to instead refer to the “Purchase Price and the Amendment Purchase Price (as defined in Section 1(c) of Amendment No. 1)”; and
ix. the references to “Specified Financing Statements” and to the “financing statements referred to in the third sentence of Section 2.4” in Section 4.10 of the Original Purchase Agreement shall be deemed to include the “2024 Financing Statements” as defined in Section 1(c) of this Amendment.
b.    Purchaser hereby represents and warrants to Seller that as of the Amendment Effective Date each of the representations and warranties (including, without limitation, the Fundamental Representations) of Purchaser contained in Sections 5.1 through (and including) 5.12 of the Original Purchase Agreement are true and correct in all respects as of the Amendment Effective Date as though made at and as of the Amendment Effective Date, after giving effect to each of the following:
i.    all references in such representations and warranties to “as of the date hereof” shall be deemed to instead refer to “as of the Amendment Effective Date”;

ii. all references in such representations and warranties to “this Agreement”, “hereof”, “herein”, “hereby” or other words of similar import shall be deemed to instead refer to the Original Purchase Agreement as amended and modified by this Amendment (as if such amendments and modifications became effective on and as of the Amendment Effective Date);
iii. the amendments set forth in Sections 5 and 6 below (including, without limitation, the amendments to the defined terms) that are to become effective upon the Amendment Closing, shall instead be deemed to be in effect on and as of the Amendment Effective Date; and
iv. Section 5.1 of the Original Purchase Agreement shall be deemed to instead read as “Purchaser is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware.”.
c.    Seller hereby confirms that it has performed and complied in all respects with all agreements, covenants, obligations and conditions required to be performed and complied with by Seller under the Original Purchase Agreement at or prior to the Amendment Effective Date, and Purchaser shall have received on the Amendment Effective Date a certificate executed by a duly authorized officer (or other authorized signatory) of Seller, dated the Amendment Effective Date, certifying on behalf of Seller to the effect of the foregoing.
d.    Purchaser hereby confirms that it has performed and complied in all respects with all agreements, covenants, obligations and conditions required to be performed and complied with by Purchaser under the Original Purchase Agreement at or prior to the Amendment Effective Date, and Seller shall have received on the Amendment Effective Date a certificate executed by a duly authorized officer (or other authorized signatory) of Purchaser, dated the Amendment Effective Date, certifying on behalf of Purchaser to the effect of the foregoing.
e.    On the Amendment Effective Date, Seller shall deliver to Purchaser a certificate of an officer or other authorized signatory of Seller, dated the Amendment Effective Date, certifying as to (i) the incumbency of the officer (or officers) of Seller executing this Amendment, the Licensee Letter Supplement and the Additional Bill of Sale, and (ii) the attached copies of Seller’s organizational documents and resolutions adopted by the Board of Directors of Seller authorizing the execution and delivery by Seller of this Amendment, the Licensee Letter Supplement and the Additional Bill of Sale and the consummation by Seller of the transactions contemplated hereby and thereby.
f.    On the Amendment Effective Date, Purchaser shall deliver to Seller a certificate of an officer or other authorized signatory of Purchaser, dated the Amendment Effective Date, certifying as to (i) the incumbency of the officer (or officers) of Purchaser executing this Amendment, the Licensee Letter Supplement and the Additional Bill of Sale, and (ii) the attached copies of Purchaser’s organizational documents and resolutions adopted by Purchaser authorizing the execution and delivery by Purchaser of this Amendment, the

Licensee Letter Supplement and the Additional Bill of Sale and the consummation by Purchaser of the transactions contemplated hereby and thereby.
g.    On or prior to the Amendment Effective Date, Seller shall have delivered to Purchaser a duly executed agreement among Licensee, Seller and Purchaser in the form of Exhibit B attached hereto (the “Licensee Letter Supplement”).
3.    Amendment Closing; Closing Deliverables
a.    The closing of the purchase and sale of the Additional Purchased Receivables (the “Amendment Closing”) shall, subject to the provisions of Section 4 below, be deemed to take place at the offices of Foley Hoag LLP, 1301 Avenue of the Americas, New York, New York, 10019, at 10:00 a.m. New York City time on the date that is the fifth Business Day after the Amendment Effective Date, or at such other place, time and date as the parties hereto may mutually agree. The parties hereto expect to exchange documents electronically, and no party hereto shall be required to appear at any specific physical location to effect the Amendment Closing. The date on which the Amendment Closing occurs is referred to in this Amendment as the “Amendment Closing Date”.
b.    At the Amendment Closing, Purchaser shall deliver (or cause to be delivered) to Seller payment of the Amendment Purchase Price by wire transfer of immediately available funds to the account specified by Seller in writing to Purchaser at least three Business Days prior to the Amendment Closing Date.
c.    At the Amendment Closing, Seller and Purchaser shall each deliver to the other party hereto a duly executed counterpart to a bill of sale and assignment evidencing the sale and assignment to Purchaser of the Additional Purchased Receivables in the form of Exhibit C attached hereto (the “Additional Bill of Sale”).
4.    Closing Conditions. The obligation of Purchaser to consummate the transactions contemplated by this Amendment on the Amendment Closing Date is subject to the satisfaction, at or prior to the Amendment Closing, of the following condition precedent:
a.    Purchaser shall have received from Seller the duly executed counterpart of Seller to the Additional Bill of Sale.
5.    Amendments to Purchase Agreement. Effective upon the Amendment Closing (and with effect for Net Sales of Dostarlimab (as defined below) occurring on January 1, 2024 and thereafter), Seller and Purchaser hereby amend the Original Purchase Agreement as follows:
a.    The following new defined terms and definitions are hereby added to Section 1.1 (Definitions) of the Original Purchase Agreement in appropriate alphabetical order:
“Additional Bill of Sale” has the meaning ascribed to such term in Amendment No. 1.
“Amendment Effective Date” means May 8, 2024.

“Amendment No. 1” means the Agreement and Amendment No. 1 to the Royalty Purchase Agreement, effective as of May 8, 2024, between Seller and Purchaser.
“Amendment Purchase Price” means $50,000,000.
“Fundamental Amendment Reps” means (a) the Fundamental Representations made by Seller at and as of the Amendment Effective Date in Section 2(a) of Amendment No. 1 (after giving effect to each of the changes thereto set forth in such Section 2(a)), and (b) the Fundamental Representations made by Purchaser at and as of the Amendment Effective Date in Section 2(b) of Amendment No. 1 (after giving effect to each of the changes thereto set forth in such Section 2(b)).
“Licensee Letter Supplement” has the meaning ascribed to such term in Amendment No. 1.
b.    The definition of “Annual Period” in Section 1.1 (Definitions) of the Original Purchase Agreement is hereby deleted in its entirety.
c.    The definition of “Dostarlimab” in Section 1.1 (Definitions) of the Original Purchase Agreement is hereby deleted in its entirety and is replaced with the following:
“Dostarlimab” means dostarlimab (also known as JEMPERLI or dostarlimab-gxly) and (i) includes all instances in which dostarlimab is sold as part of any Combination Product that contains dostarlimab and (ii) includes all instances in which dostarlimab is sold as part of any combination product that contains both dostarlimab and one or more other Development Antibodies.
d.    Clause (b) in the definition of “Excluded Assets” in Section 1.1 (Definitions) of the Original Purchase Agreement is hereby deleted in its entirety and is replaced with the following:
“(b) any and all royalty payments payable or paid by the Licensee pursuant to the License Agreement other than the portion of the Royalty Payments that constitutes Purchased Receivables;”
e.    The definition of “Knowledge of Seller” and “Knowledge” in Section 1.1 (Definitions) of the Original Purchase Agreement is hereby deleted in its entirety and is replaced with the following:
“Knowledge of Seller” or “Knowledge”, when used with respect to Seller, means the actual knowledge of (i) Daniel Faga, President and Chief Executive Officer of Seller, and (ii) Eric Loumeau, Chief Legal Officer of Seller, after reasonable due inquiry.
f.    The definition of “Receivables” in Section 1.1 (Definitions) of the Original Purchase Agreement is hereby deleted in its entirety and is replaced with the following:

“Receivables” means, collectively, (a) with respect to Dostarlimab and each country, each Royalty Payment to the extent attributable to Net Sales of Dostarlimab invoiced in such country during the Purchased Royalty Period applicable to Dostarlimab and such country, (b) each Specified Milestone Payment and (c) any interest on any amounts referred to in the immediately foregoing clauses (a) and (b) payable by the Licensee pursuant to Section 7.1 of the License Agreement.
g.    The definition of [***] in Section 1.1 (Definitions) of the Original Purchase Agreement is hereby deleted in its entirety.
h.    The definition of [***] in Section 1.1 (Definitions) of the Original Purchase Agreement is hereby deleted in its entirety.
i.    The definition of “Specified Royalty Payments” in Section 1.1 (Definitions) of the Original Purchase Agreement is hereby deleted in its entirety.
j.    The definition of “Threshold Amount” in Section 1.1 (Definitions) of the Original Purchase Agreement is hereby deleted in its entirety and is replaced with the following:
“Threshold Amount” means:
(a)     from (and including) the date hereof through (and including) March 31, 2031, $600,000,000, and
(b)     from (and including) April 1, 2031 and thereafter, $675,000,000.
k.    The definition of “Transaction Documents” in Section 1.1 (Definitions) of the Original Purchase Agreement is hereby deleted in its entirety and is replaced with the following:
“Transaction Documents” means this Agreement, the Escrow Agreement, Amendment No. 1, the Bill of Sale and Assignment, the Additional Bill of Sale, the Licensee Letter Agreement, the Licensee Letter Supplement, and the Closing Notice.
l.    Section 2.5 [***] of the Original Purchase Agreement and related references to such provision and the terms thereof in the defined term “Purchaser Material Adverse Effect” and in Section 6.13(d) (Financial Statements), Section 6.14(c) (Public Announcements; Use of Names), Section 8.4(a) (Assignment), Section 8.13(b) (Other Termination) and Section 8.13(d) (Survival) of the Original Purchase Agreement are each hereby deleted in its entirety. The definitions of [***] in Section 1.1 (Definitions) of the Original Purchase Agreement are hereby deleted in their entirety.
m.    Section 5.12 (No Implied Representations and Warranties) of the Original Purchase Agreement is hereby amended to include the phrase “OR IN AMENDMENT NO. 1” after each reference in such Section 5.12 to “IN ARTICLE IV”.

n.    Section 7.1(a) (Indemnification by Seller) of the Original Purchase Agreement is hereby amended by deleting clause (i) in its entirety and replacing it with the following:

“(i)    any breach of any representation or warranty made by Seller in Amendment No. 1 or any breach of any Fundamental Representation made by Seller in this Agreement;”
o.    Section 7.1(b) (Indemnification by Purchaser) of the Original Purchase Agreement is hereby amended by deleting clause (i) in its entirety and replacing it with the following:
“(i)    any breach of any representation or warranty made by Purchaser in Amendment No. 1 or any breach of any Fundamental Representation made by Purchaser in this Agreement:”
p.    Section 7.4(a) (Limitation on Indemnification) of the Original Purchase Agreement is hereby amended by deleting clause (ii) in its entirety and replacing it with the following:
“(ii) under clause (i) of Section 7.1(a), in excess of [***]”
q.    Section 7.4(b) (Limitation on Indemnification) of the Original Purchase Agreement is hereby amended by deleting clause (ii) in its entirety and replacing it with the following:
“(ii)    under clause (i) of Section 7.1(b) in excess of [***]”
r.    Section 7.5 (Survival of Representations and Warranties) of the Original Purchase Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:
“[***]”
6.    Other Provisions. Except as amended and modified by this Amendment, the Original Purchase Agreement is unchanged and remains in full force and effect. From and after the Amendment Closing and for purposes of Section 2(a) and 2(b) of this Amendment, (a) any reference in the Original Purchase Agreement to “this Agreement”, “hereof”, “herein”, “hereby” or other words of similar import shall mean and be a reference to the Original Purchase Agreement as amended and modified hereby, (b) any reference in the Original Purchase Agreement to the Licensee Letter Agreement shall refer to the Licensee Letter Agreement, as supplemented by the Licensee Letter Supplement, and (c) any reference in the Original Purchase Agreement to the Bill of Sale and Assignment shall refer collectively to the Bill of Sale and Assignment and the Additional Bill of Sale.
7.    Amendment and Waiver. This Amendment may be amended, modified or supplemented only in a writing signed by both parties hereto. Any provision of this Amendment may be waived only in a writing, which writing must be signed by the party hereto granting such waiver.
8.    Further Actions. From and after the Amendment Effective Date, each of Purchaser and Seller shall execute and deliver such additional documents (including UCC financing statements, amendments and continuation statements), certificates, agreements and other writings and take such other actions as may be reasonably necessary or appropriate to carry out all of the provisions of this Amendment and to give full effect to and consummate the transactions contemplated by this Amendment.
9.    Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, without regard to the conflicts of Laws principles thereof to the extent that such principles would require or permit the application of the Laws of a jurisdiction other than the State of New York.
10.    Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Counterparts may be (i) signed in person and delivered in person, via facsimile, or via other means of electronic delivery (including emailing an electronic copy thereof) and/or (ii) signed and delivered by means of employing electronic signature technology that complies with the Electronic Signatures in Global and National Commerce Act of 2000 (E-SIGN), or other applicable Law governing the execution and delivery of this Amendment through electronic means, and any counterpart so executed and delivered shall be deemed to have been duly and validly executed and delivered and be valid and enforceable for all purposes.
[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized as of the Amendment Effective Date.

ANAPTYSBIO, INC.

By:	/s/ Daniel Faga
Name:	Daniel Faga

Title	President and Chief Executive Officer

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized as of the Amendment Effective Date.

SAGARD HEALTHCARE PARTNERS FUNDING BORROWER SPE 2, LP

By: SAGARD HEALTHCARE PARTNERS FUNDING SPE 1, LLC
its general partner

By: SAGARD HEALTHCARE ROYALTY PARTNERS GP LLC
its managing member

By:	/s/ Jason Sneah
Name:	Jason Sneah

Title	Manager

By:	/s/ Adam Vigna
Name:	Adam Vigna

Title	Chief Investment Officer

Exhibit A
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Exhibit B
[***]

Exhibit C
[***]

Exhibit D
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